Exhibit 99.1

The Marygold Companies Reports Financial Results for 2023 First Fiscal Quarter

-Company Remains Profitable, with Strong Balance Sheet-

San Clemente, Calif., November 14, 2022—The Marygold Companies, Inc. (“TMC,” or the “Company”) (NYSE American: MGLD) (formerly Concierge Technologies, Inc.), a diversified global holding firm, today reported financial results for the first fiscal quarter ended September 30, 2022.

Net revenues for the first fiscal quarter of 2023 were $8.9 million, versus $9.7 million for the first three months of fiscal 2022. Net income for the three months ended September 30, 2022 was $497 thousand, equal to 0.01 per share, compared with a net loss of $1.9 million, or a loss of $0.05 per share, for the three months ended September 30, 2021, which included a legal settlement of $2.5 million.

The Company’s balance sheet remained strong at September 30, 2022. Cash and cash equivalents grew to $13.4 million at September 30, 2022, from $12.9 million at June 30, 2022. Total assets amounted to $34.9 million, compared with $35.3 million at June 30, 2022. The decrease in total assets is attributed to currency translation values in the Company’s foreign holdings in New Zealand, Canada and the U.K., where the U.S. dollar strengthened significantly against these currencies, reducing the value of foreign assets on the consolidated balance sheet. Total stockholders’ equity rose to $29.2 million at September 30, 2022, from $29.0 million at June 30, 2022, despite the negative impact of foreign currency translations.

“Our principal operating units were each profitable for the first quarter of fiscal year 2023, although the Company’s consolidated performance was impacted primarily by two factors: lower assets under management (“AUM”) at USCF Investments, our largest subsidiary, and the continuing investment toward development of our mobile fintech app at Marygold & Co.,” said David Neibert, Chief Operations Officer of The Marygold Companies. “While average AUM at USCF Investments dropped by approximately $300 million from June 30 to September 30, 2022, revenues were only down by approximately $238 thousand from those of the quarter ended September 30, 2021.

“Our other operating subsidiaries, Original Sprout, Gourmet Foods and Brigadier Security Systems, had approximately the same revenue performance as in the comparable prior year quarter. However, the gross profit from each of these business units were 2% to 9% higher than the prior year, due in large part to a transition toward a more profitable product mix and sales channels,” Neibert added.

Nicholas Gerber, TMC’s Chief Executive Officer, said, “Our multi-operating unit strategy is working and producing profitable results for our shareholders. With stable, sustainable earnings from our subsidiaries, we are able to continue our investment in new ventures, namely Marygold & Co. We are excited about the progress being made completing the development of a mobile fintech app, which straddles both the consumer and financial services sectors. The mobile banking app, now in final testing phases, has been developed to provide users with a unified platform for spending, saving and investing, while offering detailed transaction reporting coupled with ease of use.”

Business Units

The Company’s USCF Investments subsidiary, www.uscfinvestments.com, acquired in December 2016 and based in Walnut Creek, Calif., serves as manager, operator or investment adviser to 12 exchange traded products, structured as limited partnerships or investment trusts that issue shares trading on the NYSE Arca.

Gourmet Foods, https://gourmetfoodsltd.co.nz/, acquired in August 2015, is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Acquired by Gourmet Foods in July 2020, Printstock Products Limited https://www.printstocknz.com/, is a printer of specialized food wrappers and is located in Napier, New Zealand. Its operations are consolidated with those of Gourmet Foods.

Brigadier Security Systems, www.brigadiersecurity.com, acquired in June 2016 and headquartered in Saskatoon, Canada, provides comprehensive security solutions to homes and businesses, government offices, schools and other public buildings throughout the province under the brands Brigadier Security Systems in Saskatoon and Elite Security in Regina, Canada.

Acquired at the end of 2017, San Clemente, Calif.-based Original Sprout, www.originalsprout.com, produces and distributes a full line of vegan, safe, non-toxic hair and skin care products, including a “reef safe” sun screen, in the U.S. and its territories, the U.K., E.U., Turkey, Middle East, Africa, Taiwan, Mexico, South America, Singapore, Hong Kong, Malaysia, New Zealand, Australia and Canada among other areas.

Marygold & Co., formed in the U.S. during 2019 and operating from offices in Denver, CO, together with its wholly owned subsidiary, Marygold & Co. Advisory Services, LLC, was established to explore opportunities in the financial technology sector. The company continues in the development stage as it works toward introduction of a fintech mobile banking app. https://marygoldandco.com/.

Marygold & Co. (UK) Limited, formed in the U.K. during August 2021, operates through its recently acquired subsidiary, Tiger Financial & Asset Management Limited (“Tiger”), a U.K. based investment adviser. Tiger’s core business is managing clients’ financial wealth across a diverse product range, including cash, national savings, individual savings accounts, unit trusts, insurance company products such as investment bonds and other investment vehicles. http://www.tfam.co.uk/

About The Marygold Companies, Inc.

The Marygold Companies, Inc., which changed its name from Concierge Technologies, Inc. in March 2022, was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments, Tiger Financial & Asset Management Limited, Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, completing the development of the Company’s fintech mobile banking app, involve significant risks and uncertainties that could cause actual results to differ materially from the expected results and, consequently, should not be relied upon as predictions of future events. These forward-looking statements, including the factors disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2022, and in the Company’s other filings with the Securities and Exchange Commission, are not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:
Roger S. Pondel PondelWilkinson Inc. 310-279-5965 rpondel@pondel.com Contact the Company: David Neibert, Chief Operations Officer 949-429-5370 dneibert@themarygoldcompanies.com Financial Tables Follow

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2022	June 30, 2022 (1)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$13,370,714	$12,915,620
Accounts receivable, net	1,069,275	959,350
Accounts receivable - related parties	1,665,578	2,230,874
Inventories	2,283,538	2,200,742
Prepaid income tax and tax receivable	1,092,544	1,166,318
Investments, at fair value	5,212,326	5,065,931
Other current assets	722,544	699,547
Total current assets	25,416,519	25,238,382

Restricted cash	929,533	1,013,279
Property, plant and equipment, net	1,253,371	1,391,894
Operating lease right-of-use asset	1,129,352	1,357,686
Goodwill	2,307,202	2,307,202
Intangible assets, net	2,608,268	2,708,896
Deferred tax assets, net - United States	753,078	753,078
Other assets, long - term	540,160	540,160
Total assets	$34,937,483	$35,310,577

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,569,846	$2,805,790
Expense waivers – related parties	140,647	70,199
Operating lease liabilities, current portion	629,244	660,957
Purchase consideration payable	1,113,860	1,237,207
Loans - property and equipment, current portion	31,132	33,496
Total current liabilities	4,484,729	4,807,649

LONG-TERM LIABILITIES
Loans - property and equipment, net of current portion	420,989	459,178
Operating lease liabilities, net of current portion	541,829	743,923
Deferred tax liabilities, net-foreign	260,553	260,553
Total long-term liabilities	1,223,371	1,463,654
Total liabilities	5,708,100	6,271,303

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized
Series B: 49,360 shares issued and outstanding at September 30, 2022 and at June 30, 2022	49	49
Common stock, $0.001 par value; 900,000,000 shares authorized; 39,383,459 shares issued and outstanding at September 30, 2022 and at June 30, 2022	39,384	39,384
Additional paid-in capital	12,319,905	12,313,205
Accumulated other comprehensive income	(548,549)	(234,790)
Retained earnings	17,418,594	16,921,426
Total stockholders' equity	29,229,383	29,039,274
Total liabilities and stockholders' equity	$34,937,483	$35,310,577

(1) Derived from audited financial statements

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021

Net revenue
Fund management - related party	$5,419,435	$5,657,027
Food products	1,937,426	2,361,793
Security systems	628,892	690,856
Beauty products	804,078	1,021,071
Financial services	133,457	-
Net revenue	8,923,288	9,730,747

Cost of revenue	2,023,664	2,652,014

Gross profit	6,899,624	7,078,733

Operating expense
Salaries and compensation	2,368,368	2,131,298
General and administrative expense	1,686,658	2,113,820
Fund operations	1,140,588	1,101,617
Marketing and advertising	777,710	723,591
Depreciation and amortization	149,208	154,765
Legal settlement	-	2,500,000
Total operating expenses	6,122,532	8,725,091

Income (loss) from operations	777,092	(1,646,358)

Other (expense) income:
Interest and dividend income	52,569	7,396
Interest expense	(7,794)	(10,200)
Other (expense) income	(98,369)	6,993
Total other (expense) income, net	(53,594)	4,189

Income (loss) before income taxes	723,498	(1,642,169)

Provision of income taxes	(226,330)	(238,824)

Net income (loss)	$497,168	$(1,880,993)

Weighted average shares of common stock
Basic	40,370,659	38,473,159
Diluted	40,399,873	38,473,159

Net income (loss) per common share
Basic and diluted	$0.01	$(0.05)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021

Net income (loss)	$497,168	$(1,880,993)

Other comprehensive (loss):
Foreign currency translation loss	(313,759)	(86,168)
Comprehensive income (loss)	$183,409	$(1,967,161)

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE THREE MONTH PERIODS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

(UNAUDITED)

Period Ending September 30, 2022	Preferred Stock (Series B)		Common Stock
	Number of Shares	Amount	Number of Shares	Par Value	Additional Paid - in Capital	Accumulated Other Comprehensive (Loss)	Retained Earnings	Total Stockholders' Equity
Balance at July 1, 2022	49,360	$49	39,383,459	$39,384	$12,313,205	$(234,790)	$16,921,426	$29,039,274
Loss on currency translation	-	-	-	-	-	(313,759)	-	(313,759)
Stock-based compensation	-	-	-	-	6,700	-	-	6,700
Net income	-	-	-	-	-	-	497,168	497,168
Balance at September 30, 2022	49,360	$49	39,383,459	$39,384	$12,319,905	$(548,549)	$17,418,594	$29,229,383

Period Ending September 30, 2021	Preferred Stock (Series B)		Common Stock
	Number of Shares	Amount	Number of Shares	Par Value	Additional Paid - in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity
Balance at July 1, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$142,581	$15,775,705	$25,286,664
Loss on currency translation	-	-	-	-	-	(86,168)	-	(86,168)
Net loss	-	-	-	-	-	-	(1,880,993)	(1,880,993)
Balance at September 30, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$56,413	$13,894,712	$23,319,503

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Month Period Ended
	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$497,168	$(1,880,993)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	149,208	154,765
Stock-based compensation	6,700	-
Unrealized loss on investments	111,855	1,059
Loss on disposal of equipment	-	23,407
Operating lease right-of-use asset - non-cash lease cost	231,070	164,637

Decrease (increase) in current assets:
Accounts receivable, net	(179,083)	(397,282)
Accounts receivable - related party	565,296	276,224
Prepaid income taxes and tax receivable	61,872	(111,698)
Inventories	(194,695)	(154,924)
Other current assets	(34,814)	129,731
Decrease (increase) in current liabilities:
Accounts payable, accrued expenses and legal settlement	(149,343)	2,786,828
Operating lease liabilities	(233,992)	(166,417)
Expense waivers - related party	70,448	38,328
Purchase consideration payable	(22,493)	-
Net cash provided by operating activities	879,197	863,665

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(9,418)	(3,560)
Proceeds from sale of investments	-	506,462
Purchase of investments	(257,624)	(423)
Net cash (used in) provided by investing activities	(267,042)	502,479

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of property and equipment loans	(3,476)	(3,584)
Net cash used in financing activities	(3,476)	(3,584)

Effect of exchange rate change on cash and cash equivalents	(237,331)	(154,376)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	371,348	1,208,184

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING BALANCE	13,928,899	16,086,944

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$14,300,247	$17,295,128

Cash and cash equivalents	13,370,714	17,282,128
Restricted cash	929,533	13,000
Total cash, cash equivalents and restricted cash shown in statement of cash flows	$14,300,247	$17,295,128

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$4,018	$4,080
Income taxes paid, net	$70,557	$286,768

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.